Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES RECORD 2021 RESULTS;

2022 PROJECTIONS HIGHLIGHT INCREASING CASH FLOW & CORPORATE RETURNS

2021: Delivered Record Cash Flow Generation

•	$1.66 B Net Income; $4.56 per Diluted Share ($1.70 B Adj. Net Income; $4.66 per Adj Share (Non-GAAP))

•	Company Record $3.97 B Cash Flow from Operations (CFO) & $2.64 B Free Cash Flow (FCF) (Non-GAAP)

•	14.6% Return on Capital Employed[1] (ROCE)

Significant Increase in Return of Capital to Shareholders

•	Increasing Quarterly Dividend to $0.23 per Share (~1.7% Dividend Yield2); Targeting 2.0% or Greater Yield Long Term

•	Increasing Share Buyback Program from $1.0 B to $1.5 B (Inclusive of $441 MM Repurchased to Date)

2022: Increasing Cash Flow & Corporate Returns

•	$5.2 B Projected CFO[3]; $2.9 B Projected FCF; ~15% FCF Yield[4] (Non-GAAP)

•	$2.3 B Capex Budget; ~$30 WTI FCF Breakeven Price

•	195-205 MBopd & 1,040 -1,140 MMcfpd Avg. Daily Production

•	21% Projected ROCE

•	<1.0x Net Debt (Non-GAAP) to EBITDAX (Non-GAAP) Target by YE22 or Earlier

2022-2025 Projection: Enhancing Shareholder Value Through Expanding Corporate Returns

•	Targeting At Least $20.7 B Cumulative Projected CFO & $11.6 B Cumulative FCF (>55% Current Market Cap)

•	Based Upon a Flat YoY Capex, Relative to 2022, Delivering a Low Single Digit Production CAGR[3]

•	22% Average Projected ROCE

Oklahoma City, February 14, 2022 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced its full-year 2021 and fourth quarter 2021 operating and financial results, its 2022 capital expenditures budget and operating plan, and its 2022 to 2025 financial projections.

“In 2021, Continental achieved a record level of annual adjusted earnings per share alongside a nearly 15% return on capital employed and a Company record $2.6 billion of free cash flow. Given operational excellence across our premier asset portfolio, we will continue to strongly compete by expanding return of capital to shareholders while providing above average S&P 500 and industry return on capital employed through 2022 and beyond,” said Bill Berry, Chief Executive Officer.

[1]

Return on capital employed represents net income attributable to the Company before non-cash gains and losses on derivatives, non-cash equity compensation expense, interest expense, and gains and losses on extinguishment of debt, the result of which is divided by average capital employed for the year, with capital employed representing the sum of total debt and total shareholders’ equity attributable to the Company, less cash and cash equivalents.

[2]

Annualized dividend yield is calculated as the annual dividend per share, based on the February 2022 dividend, divided by the stock price per share as of February 8, 2022. All future dividends require Board approval.

[3]	Based on $80 WTI & $3.50 HH.
[4]	Free cash flow yield is estimated by dividing the 2022 annual FCF estimate by the Company’s current market capitalization, as of February 8, 2022.

The Company reported full-year 2021 net income of $1.66 billion, or $4.56 per diluted share. For full-year 2021, typically excluded items in aggregate represented $39.0 million, or $0.10 per diluted share, of Continental’s reported net income. Adjusted net income for full-year 2021 was $1.70 billion, or $4.66 per diluted share (non-GAAP). Net cash provided by operating activities for full-year 2021 was $3.97 billion and EBITDAX was $4.46 billion (non-GAAP).

The Company reported net income of $742.7 million, or $2.04 per diluted share, for the quarter ended December 31, 2021. In fourth quarter 2021, typically excluded items in aggregate represented ($91.6) million, or ($0.25) per diluted share, of Continental’s reported net income. Adjusted net income for fourth quarter 2021 was $651.0 million, or $1.79 per diluted share (non-GAAP). Net cash provided by operating activities for fourth quarter 2021 was $1.25 billion and EBITDAX was $1.39 billion (non-GAAP).

Adjusted net income (loss), adjusted net income (loss) per share, EBITDAX, free cash flow, free cash flow yield, net debt, net sales prices and cash general and administrative (G&A) expenses per barrel of oil equivalent (Boe) presented herein are non-GAAP financial measures. Definitions and explanations for how these measures relate to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures are provided at the conclusion of this press release.

2021 Production & Operations Update

Full-year 2021 total production averaged 329.6 MBoepd. Full-year 2021 oil production averaged 160.6 MBopd. Full-year 2021 natural gas production averaged 1,014 MMcfpd. Fourth quarter 2021 total production averaged 340.2 MBoepd. Fourth quarter 2021 oil production averaged 166.7 MBopd. Fourth quarter 2021 natural gas production averaged 1,041 MMcfpd. The following table provides the Company’s average daily production by region for the periods presented.

Boe per day	4Q 2021	4Q 2020	YTD 2021	YTD 2020
Bakken	175,585	183,141	169,636	158,604
Powder River	7,189	—	5,161	—
Oklahoma	146,131	149,341	147,249	134,506
Permian(1)	4,997	—	1,260	—
All other	6,266	6,825	6,341	6,980

Total	340,168	339,307	329,647	300,090

(1)

The presentation of average daily production represents production during the period from the closing of our acquisition of Permian properties on December 21, 2021 through December 31, 2021 averaged over the respective fourth quarter and full year periods. At the time of closing, our Permian properties produced on average approximately 42,000 Boe per day based on two-stream reporting.

2021 Financial Update

“The Company delivered a record year of performance in 2021. We believe the 360% increase to our quarterly dividend since inception, our recently increased corporate buyback program from $1.0 billion to $1.5 billion, inclusive of $441 million repurchased to date, and our double digit return on capital employed demonstrates the strength of our commitment to enhancing shareholder capital and corporate returns,” said John Hart, Chief Financial Officer & Executive Vice President of Strategic Planning.

4Q 2021 Financial Update	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Cash and Cash Equivalents		$20.9 million
Total Debt		$6.83 billion
Net Debt (non-GAAP)(1)		$6.81 billion
Average Net Sales Price (non-GAAP)(1)
Per Barrel of Oil	$73.19	$64.06
Per Mcf of Gas	$6.31	$4.88
Per Boe	$55.27	$46.24
Production Expense per Boe	$3.63	$3.38
Total G&A Expenses per Boe	$2.12	$1.94
Crude Oil Net Sales Price Discount to NYMEX ($/Bbl)	($3.61)	($4.00)
Natural Gas Net Sales Price Premium to NYMEX ($/Mcf)	$0.49	$1.00
Non-Acquisition Capital Expenditures attributable to CLR	$574.2 million	$1,540.8 million
Exploration & Development Drilling & Completion	$382.6 million	$1,166.7 million
Leasehold and minerals	$114.0 million	$157.5 million
Workovers, Recompletions and Other	$77.6 million	$216.6 million
Minerals attributable to FNV	$11.6 million	$21.3 million

(1)

Net debt and net sales prices represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

Significant Increase in Return of Capital to Shareholders

The Company’s Board of Directors recently approved increasing the Company’s quarterly dividend to $0.23 per share, payable on March 4, 2022 to stockholders of record on February 22, 2022. This dividend represents a $0.03, or 15%, increase to the Company’s $0.20 per share quarterly dividend paid in fourth quarter 2021 and equates to an approximately 1.7% annualized dividend yield, as of February 8, 2022. The Company is targeting a 2% or greater annualized dividend yield long term. The Company is also increasing its existing share repurchase program from $1.0 billion to $1.5 billion, which is inclusive of $441 million repurchased to date. The Company has repurchased 17 million shares to date at an average price of $26.00, which includes 3.2 million shares repurchased in 2021 at an average price of $38.74.

2022: Increasing Cash Flow & Corporate Returns

The Company is projecting a $2.3 billion capital expenditures budget, excluding Franco Nevada’s share of mineral costs. The Company is allocating approximately $1.8 billion to D&C activities and an additional $500 million is being allocated to non-D&C capital, planned to be primarily for leasehold, mineral acquisitions, workovers and facilities. The capital expenditures budget includes a 15% increase to legacy spending in the Bakken and Anadarko Basins combined with an approximately $500 million increase attributed to the Company’s recently acquired positions in the Permian and Powder River basins.

The 2022 capital expenditures budget is projected to generate approximately $5.2 billion of cash flow from operations and $2.9 billion of free cash flow (non-GAAP) for full-year 2022 at $80 per barrel WTI and $3.50 per Mcf Henry Hub. The Company is projecting approximately 15% free cash flow yield (non-GAAP). The Company is projecting an approximately $30 WTI free cash flow breakeven price. A $5 increase per barrel WTI is estimated to increase annual cash flow by approximately $300 million.

The Company is projecting approximately 21% return on capital employed for 2022.

The Company is targeting less than 1.0x net debt (non-GAAP) to EBITDAX (non-GAAP) by year-end 2022 or earlier.

Annual crude oil production is projected to range between 195 to 205 MBopd. Annual natural gas production is projected to range between 1,040 to 1,140 MMcfpd. At year-end 2022, the Company projects a working backlog of approximately 175 gross operated wells in progress in various stages of completion.

The Company’s full 2022 guidance, capital expenditures budget and operating details can be found at the conclusion of this press release.

2022-2025 Projection: Enhancing Shareholder Value Through Expanding Corporate Returns

From 2022 to 2025, the Company is projected to deliver at least $20.7 billion of cumulative cash flow from operations and $11.6 billion of cumulative free cash flow (non-GAAP), based upon a flat year-over-year Capex, relative to 2022, delivering a low single digit production compound annual growth rate at $80 WTI & $3.50 HH. The production profile under this scenario is approximately 55% oil, increasing throughout the multiyear projection. This level of free cash flow represents over 55% of the Company’s current market capitalization.

Given the significant level of free cash flow generation over the multi-year period, the Company is projected to achieve its targets of less than 1.0x net debt (non-GAAP) to EBITDAX (non-GAAP), a competitive 2.0% dividend yield and the $1.5 billion share repurchase program, inclusive of $441 million repurchased to date, with approximately $6.6 billion of free cash flow (non-GAAP) remaining at $80 WTI. Additionally, the Company is projecting a 22% average return on capital employed over this time period.

The following table provides the Company’s production results, per-unit operating costs, results of operations and certain non-GAAP financial measures for the periods presented. Average net sales prices exclude any effect of derivative transactions. Per-unit expenses have been calculated using sales volumes.

	Three months ended December 31,		Year ended December 31
	2021	2020	2021	2020
Average daily production:
Crude oil (Bbl per day)	166,694	176,639	160,647	160,505
Natural gas (Mcf per day)	1,040,842	976,011	1,014,000	837,509
Crude oil equivalents (Boe per day)	340,168	339,307	329,647	300,090
Average net sales prices (non-GAAP), excluding effect from derivatives: (1)
Crude oil ($/Bbl)	$73.19	$37.34	$64.06	$34.71
Natural gas ($/Mcf)	$6.31	$1.81	$4.88	$1.04
Crude oil equivalents ($/Boe)	$55.27	$24.63	$46.24	$21.47
Production expenses ($/Boe)	$3.63	$2.80	$3.38	$3.27
Production taxes (% of net crude oil and natural gas sales)	7.1%	7.8%	7.3%	8.2%
DD&A ($/Boe)	$14.34	$19.01	$15.76	$17.12
Total general and administrative expenses ($/Boe) (2)	$2.12	$2.14	$1.94	$1.79
Net income (loss) attributable to Continental Resources (in thousands)	$742,673	$(92,497)	$1,660,968	$(596,869)
Diluted net income (loss) per share attributable to Continental Resources	$2.04	$(0.26)	$4.56	$(1.65)
Adjusted net income (loss) (non-GAAP) (in thousands) (1)	$651,048	$(81,896)	$1,699,941	$(424,035)
Adjusted diluted net income (loss) per share (non-GAAP) (1)	$1.79	$(0.23)	$4.66	$(1.17)
Net cash provided by operating activities (in thousands)	$1,245,198	$487,537	$3,973,851	$1,422,304
EBITDAX (non-GAAP) (in thousands) (1)	$1,388,016	$571,952	$4,462,884	$1,675,523

(1)

Net sales prices, adjusted net income (loss), adjusted diluted net income (loss) per share, and EBITDAX represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

(2)

Total general and administrative expense is comprised of cash general and administrative expense and non-cash equity compensation expense. Cash general and administrative expense per Boe was $1.54, $1.61, $1.42, and $1.20 for 4Q 2021, 4Q 2020, YTD 2021, and YTD 2020, respectively. Non-cash equity compensation expense per Boe was $0.58, $0.53, $0.52, and $0.59 for 4Q 2021, 4Q 2020, YTD 2021, and YTD 2020, respectively.

Fourth Quarter Earnings Conference Call

The Company plans to host a conference call to discuss fourth quarter 2021 results on Tuesday, February 15, 2022 at 12:00 p.m. ET (11:00 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	12:00 p.m. ET, Tuesday, February 15, 2022
Dial-in:	1-888-317-6003
Intl. dial-in:	1-412-317-6061
Conference ID:	7211512

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number:	1-877-344-7529
Intl. replay:	1-412-317-0088
Conference ID:	4916837

The Company plans to publish a fourth quarter 2021 summary presentation to its website at www.CLR.com prior to the start of its conference call on Tuesday, February 15, 2022.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company is also the largest producer in the Anadarko Basin of Oklahoma and has newly acquired positions in the Powder River Basin of Wyoming and Permian Basin of Texas. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2022, the Company will celebrate 55 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and once filed, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay
Investor Relations Analyst
405-774-5878
Lucy.Spaay@CLR.com

Continental Resources, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	In thousands, except per share data
Revenues:
Crude oil and natural gas sales	$1,807,113	$816,571	$5,793,741	$2,555,434
Gain (loss) on derivative instruments, net	103,931	10,977	(128,864)	(14,658)
Crude oil and natural gas service operations	15,922	10,092	54,441	45,694

Total revenues	1,926,966	837,640	5,719,318	2,586,470

Operating costs and expenses:
Production expenses	114,115	87,415	406,906	359,267
Production taxes	123,695	60,274	404,362	192,718
Transportation expenses	68,319	48,613	224,989	196,692
Exploration expenses	11,577	3,094	21,047	17,732
Crude oil and natural gas service operations	6,443	3,006	21,480	18,294
Depreciation, depletion, amortization and accretion	451,259	592,774	1,898,082	1,880,959
Property impairments	7,379	12,965	38,370	277,941
Acquisition costs	13,920	—	13,920	—
General and administrative expenses	66,806	66,859	233,628	196,572
Net (gain) loss on sale of assets and other	(1,650)	(5,727)	(5,146)	187

Total operating costs and expenses	861,863	869,273	3,257,638	3,140,362

Income (loss) from operations	1,065,103	(31,633)	2,461,680	(553,892)
Other income (expense):
Interest expense	(65,802)	(65,693)	(251,598)	(258,240)
Gain (loss) on extinguishment of debt	—	(28,854)	(290)	35,719
Other	(24,549)	277	(23,654)	1,662

	(90,351)	(94,270)	(275,542)	(220,859)

Income (loss) before income taxes	974,752	(125,903)	2,186,138	(774,751)
(Provision) benefit for income taxes	(228,614)	30,840	(519,730)	169,190

Net income (loss)	746,138	(95,063)	1,666,408	(605,561)
Net income (loss) attributable to noncontrolling interests	3,465	(2,566)	5,440	(8,692)

Net income (loss) attributable to Continental Resources	$742,673	$(92,497)	$1,660,968	$(596,869)

Net income (loss) per share attributable to Continental Resources:
Basic	$2.07	$(0.26)	$4.61	$(1.65)
Diluted	$2.04	$(0.26)	$4.56	$(1.65)

Continental Resources, Inc. and Subsidiaries

Consolidated Balance Sheets

In thousands	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$20,868	$47,470
Other current assets	1,543,522	805,075
Net property and equipment (1)	16,975,465	13,737,292
Other noncurrent assets	51,256	43,261

Total assets	$18,591,111	$14,633,098

Liabilities and equity
Current liabilities	$1,500,127	$860,806
Long-term debt, net of current portion	6,826,566	5,530,173
Other noncurrent liabilities	2,408,093	1,819,394
Equity attributable to Continental Resources	7,475,456	6,056,446
Equity attributable to noncontrolling interests	380,869	366,279

Total liabilities and equity	$18,591,111	$14,633,098

(1)	Balance is net of accumulated depreciation, depletion and amortization of $16.48 billion and $14.77 billion as of December 31, 2021 and December 31, 2020, respectively.

Continental Resources, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Three months ended December 31,		Year ended December 31,
In thousands	2021	2020	2021	2020
Net income (loss)	$746,138	$(95,063)	$1,666,408	$(605,561)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash expenses	562,716	597,995	2,524,323	2,025,987
Changes in assets and liabilities	(63,656)	(15,395)	(216,880)	1,878

Net cash provided by operating activities	1,245,198	487,537	3,973,851	1,422,304
Net cash used in investing activities	(3,865,744)	(329,492)	(4,989,545)	(1,511,358)
Net cash provided by (used in) financing activities	1,947,765	(131,812)	989,092	97,124

Net change in cash and cash equivalents	(672,781)	26,233	(26,602)	8,070
Cash and cash equivalents at beginning of period	693,649	21,237	47,470	39,400

Cash and cash equivalents at end of period	$20,868	$47,470	$20,868	$47,470

Non-GAAP Financial Measures

Non-GAAP adjusted net income (loss) and adjusted net income (loss) per share attributable to Continental

Our presentation of adjusted net income (loss) and adjusted net income (loss) per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income (loss) and adjusted net income (loss) per share represent net income (loss) and diluted net income (loss) per share determined under U.S. GAAP without regard to non-cash gains and losses on derivative instruments, property impairments, gains and losses on asset sales, gains and losses on extinguishment of debt, acquisition costs, and charitable donations as applicable. Management believes these measures provide useful information to analysts and investors for analysis of our operating results. In addition, management believes these measures are used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis without regard to an entity’s specific derivative portfolio, impairment methodologies, and property acquisitions and dispositions. Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as an alternative to, or more meaningful than, net income (loss) or diluted net income (loss) per share as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income (loss) and diluted net income (loss) per share as determined under U.S. GAAP to adjusted net income (loss) and adjusted diluted net income (loss) per share for the periods presented.

	Three months ended December 31,
	2021		2020
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Continental Resources (GAAP)	$742,673	$2.04	$(92,497)	$(0.26)
Adjustments:
Non-cash gain on derivatives	(166,007)		(22,052)
Property impairments	7,379		12,965
Net gain on sale of assets and other	(1,650)		(5,727)
Loss on extinguishment of debt	—		28,854
Acquisition costs	13,920		—
Other (OSU charitable donation)	25,000		—
Total tax effect of adjustments (1)	29,733		(3,439)

Total adjustments, net of tax	(91,625)	(0.25)	10,601	0.03

Adjusted net income (loss) (non-GAAP)	$651,048	$1.79	$(81,896)	$(0.23)
Weighted average diluted shares outstanding	363,391		360,316

Adjusted diluted net income (loss) per share (non-GAAP)	$1.79		$(0.23)

	Year ended December 31,
	2021		2020
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Continental Resources (GAAP)	$1,660,968	$4.56	$(596,869)	$(1.65)
Adjustments:
Non-cash gain on derivatives	(20,814)		(13,492)
Property impairments	38,370		277,941
Net (gain) loss on sale of assets and other	(5,146)		187
(Gain) loss on extinguishment of debt	290		(35,719)
Acquisition costs	13,920		—
Other (OSU charitable donation)	25,000		—
Total tax effect of adjustments (1)	(12,647)		(56,083)

Total adjustments, net of tax	38,973	0.10	172,834	0.48

Adjusted net income (loss) (non-GAAP)	$1,699,941	$4.66	$(424,035)	$(1.17)
Weighted average diluted shares outstanding	364,453		361,538

Adjusted diluted net income (loss) per share (non-GAAP)	$4.66		$(1.17)

(1)	Computed by applying a combined federal and state statutory tax rate of 24.5% in effect for 2021 and 2020 to the pre-tax amount of adjustments.

Non-GAAP Net Debt

Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. This metric is sometimes presented as a ratio with EBITDAX in order to provide investors with another means of evaluating the Company’s ability to service its existing debt obligations as well as any future increase in the amount of such obligations. At December 31, 2021, the Company’s total debt was $6.83 billion and its net debt amounted to $6.81 billion, representing total debt of $6.83 billion less cash and cash equivalents of $20.9 million. From time to time the Company provides forward-looking net debt forecasts; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure of total debt because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

Non-GAAP EBITDAX

We use a variety of financial and operational measures to assess our performance. Among these measures is EBITDAX, a non-GAAP measure. We define EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization and accretion, property impairments, exploration expenses, non-cash gains and losses resulting from the requirements of accounting for derivatives, non-cash equity compensation expense, gains and losses on extinguishment of debt, and non-cash charitable donations as applicable. EBITDAX is not a measure of net income or net cash provided by operating activities as determined by U.S. GAAP.

Management believes EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. Further, we believe EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet future debt service requirements, if any. We exclude the items listed above from net income/loss and net cash provided by operating activities in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.

EBITDAX should not be considered as an alternative to, or more meaningful than, net income/loss or net cash provided by operating activities as determined in accordance with U.S. GAAP or as an indicator of a company’s operating performance or liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDAX. Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation of our net income (loss) to EBITDAX for the periods presented.

	Three months ended December 31,		Year ended December 31,
In thousands	2021	2020	2021	2020
Net income (loss)	$746,138	$(95,063)	$1,666,408	$(605,561)
Interest expense	65,802	65,693	251,598	258,240
Provision (benefit) for income taxes	228,614	(30,840)	519,730	(169,190)
Depreciation, depletion, amortization and accretion	451,259	592,774	1,898,082	1,880,959
Property impairments	7,379	12,965	38,370	277,941
Exploration expenses	11,577	3,094	21,047	17,732
OSU charitable donation	25,000	—	25,000	—
Impact from derivative instruments:
Total (gain) loss on derivatives, net	(103,931)	(10,977)	128,864	14,658
Total cash paid on derivatives, net	(62,077)	(11,075)	(149,678)	(28,150)

Non-cash (gain) loss on derivatives, net	(166,008)	(22,052)	(20,814)	(13,492)
Non-cash equity compensation	18,255	16,527	63,173	64,613
(Gain) loss on extinguishment of debt	—	28,854	290	(35,719)

EBITDAX (non-GAAP)	$1,388,016	$571,952	$4,462,884	$1,675,523

The following table provides a reconciliation of our net cash provided by operating activities to EBITDAX for the periods presented.

	Three months ended December 31,		Year ended December 31,
In thousands	2021	2020	2021	2020
Net cash provided by operating activities	$1,245,198	$487,537	$3,973,851	$1,422,304
Current income tax benefit	—	4	—	(2,219)
Interest expense	65,802	65,693	251,598	258,240
Exploration expenses, excluding dry hole costs	11,577	3,092	21,047	11,274
Gain (loss) on sale of assets and other, net	1,650	5,727	5,146	(187)
Other, net	133	(5,496)	(5,638)	(12,011)
Changes in assets and liabilities	63,656	15,395	216,880	(1,878)

EBITDAX (non-GAAP)	$1,388,016	$571,952	$4,462,884	$1,675,523

Non-GAAP Free Cash Flow and Free Cash Flow Yield

Our presentation of free cash flow and free cash flow yield are non-GAAP measures. We define free cash flow as cash flows from operations before changes in working capital items, less capital expenditures, excluding acquisitions, plus noncontrolling interest capital contributions, less distributions to noncontrolling interests. Noncontrolling interest capital contributions and distributions primarily relate to our relationship formed with Franco-Nevada in 2018 to fund a portion of certain mineral acquisitions which are included in our capital expenditures and operating results. Free cash flow is not a measure of net income or operating cash flows as determined by U.S. GAAP and should not be considered an alternative to, or more meaningful than, the comparable GAAP measure, and free cash flow does not represent residual cash flows available for discretionary expenditures. Free cash flow yield is calculated by taking free cash flow divided by the market capitalization of the Company at a given date. Management believes these measures are useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures, to service or incur additional debt, and to measure management’s success in creating shareholder value. From time to time the Company provides forward-looking free cash flow and free cash flow yield estimates or targets; however, the Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

The following table reconciles net cash provided by operating activities as determined under U.S. GAAP to free cash flow for the three months ended December 31, 2021 and full-year 2021.

In thousands	4Q 2021	FY 2021
Net cash provided by operating activities (GAAP)	$1,245,198	$3,973,851
Exclude: Changes in working capital items	63,656	216,880
Less: Capital expenditures (1)	(585,711)	(1,561,953)
Plus: Contributions from noncontrolling interests	11,681	31,493
Less: Distributions to noncontrolling interests	(5,912)	(22,447)

Free cash flow (non-GAAP)	$728,912	$2,637,824

(1)	Capital expenditures are calculated as follows:

In thousands	4Q 2021	FY 2021
Cash paid for capital expenditures	$3,869,223	$4,997,585
Less: Total acquisitions	(3,340,684)	(3,583,658)
Plus: Change in accrued capital expenditures & other	48,005	135,538
Plus: Exploratory seismic costs	9,167	12,488

Capital expenditures	$585,711	$1,561,953

Non-GAAP Net Sales Prices

Revenues and transportation expenses associated with production from our operated properties are reported separately. For non-operated properties, we receive a net payment from the operator for our share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the net amount of proceeds received. As a result, the separate presentation of revenues and transportation expenses from our operated properties differs from the net presentation from non-operated properties. This impacts the comparability of certain operating metrics, such as per-unit sales prices, when such metrics are prepared in accordance with U.S. GAAP using gross presentation for some revenues and net presentation for others.

In order to provide metrics prepared in a manner consistent with how management assesses the Company’s operating results and to achieve comparability between operated and non-operated revenues, we may present crude oil and natural gas sales net of transportation expenses, which we refer to as “net crude oil and natural gas sales,” a non-GAAP measure. Average sales prices calculated using net crude oil and natural gas sales are referred to as “net sales prices,” a non-GAAP measure, and are calculated by taking revenues less transportation expenses divided by sales volumes, whether for crude oil or natural gas, as applicable. Management believes presenting our revenues and sales prices net of transportation expenses is useful because it normalizes the presentation differences between operated and non-operated revenues and allows for a useful comparison of net realized prices to NYMEX benchmark prices on a Company-wide basis.

The following tables present a reconciliation of crude oil and natural gas sales (GAAP) to net crude oil and natural gas sales and related net sales prices (non-GAAP) for the periods presented.

	Three months ended December 31, 2021			Three months ended December 31, 2020
In thousands	Crude oil	Natural gas	Total	Crude oil	Natural gas	Total
Crude oil and natural gas sales (GAAP)	$1,190,435	$616,678	$1,807,113	$643,532	$173,039	$816,571
Less: Transportation expenses	(55,912)	(12,407)	(68,319)	(38,208)	(10,405)	(48,613)

Net crude oil and natural gas sales (non-GAAP)	$1,134,523	$604,271	$1,738,794	$605,324	$162,634	$767,958
Sales volumes (MBbl/MMcf/MBoe)	15,501	95,757	31,460	16,210	89,793	31,176

Net sales price (non-GAAP)	$73.19	$6.31	$55.27	$37.34	$1.81	$24.63

	Year ended December 31, 2021			Year ended December 31, 2020
In thousands	Crude oil	Natural gas	Total	Crude oil	Natural gas	Total
Crude oil and natural gas sales (GAAP)	$3,949,294	$1,844,447	$5,793,741	$2,199,976	$355,458	$2,555,434
Less: Transportation expenses	(185,130)	(39,859)	(224,989)	(158,989)	(37,703)	(196,692)

Net crude oil and natural gas sales (non-GAAP)	$3,764,164	$1,804,588	$5,568,752	$2,040,987	$317,755	$2,358,742
Sales volumes (MBbl/MMcf/MBoe)	58,757	370,110	120,442	58,793	306,528	109,881

Net sales price (non-GAAP)	$64.06	$4.88	$46.24	$34.71	$1.04	$21.47

Non-GAAP Cash General and Administrative Expenses per Boe

Our presentation of cash general and administrative (“G&A”) expenses per Boe is a non-GAAP measure. We define cash G&A per Boe as total G&A determined in accordance with U.S. GAAP less non-cash equity compensation expenses, expressed on a per-Boe basis. We report and provide guidance on cash G&A per Boe because we believe this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period. In addition, management believes cash G&A per Boe is used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis of G&A spend without regard to stock-based compensation programs which can vary substantially from company to company. Cash G&A per Boe should not be considered as an alternative to, or more meaningful than, total G&A per Boe as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following table reconciles total G&A per Boe as determined under U.S. GAAP to cash G&A per Boe for the periods presented.

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Total G&A per Boe (GAAP)	$2.12	$2.14	$1.94	$1.79
Less: Non-cash equity compensation per Boe	(0.58)	(0.53)	(0.52)	(0.59)

Cash G&A per Boe (non-GAAP)	$1.54	$1.61	$1.42	$1.20

Calculation of Return on Capital Employed (ROCE)

The following table shows the calculation of ROCE for 2021.

In thousands	2021
Net income (loss) attributable to Continental Resources	$1,660,968
Non-cash (gain) loss on derivatives, net	(20,814)
Non-cash equity compensation	63,173
Interest expense	251,598
(Gain) loss on extinguishment of debt	290
Tax effect(1)	(72,091)

Adjusted Net Operating Profit After Tax	$1,883,124

Total debt - beginning of period	5,532,418
Less: Cash and cash equivalents - beginning of period	(47,470)

Net Debt - beginning of period	5,484,948
Equity attributable to Continental Resources - beginning of period	6,056,446

Capital employed - beginning of period	11,541,394

Total debt - end of period	6,828,892
Less: Cash and cash equivalents - end of period	(20,868)

Net Debt - end of period	6,808,024
Equity attributable to Continental Resources - end of period	7,475,456

Capital employed - end of period	14,283,480

Average capital employed	$12,912,437

ROCE	14.6%

(1)	Computed by applying a combined federal and state statutory tax rate of 24.5% to the pre-tax amount of adjustments.

Continental Resources, Inc.

2022 Guidance

As of February 14, 2022

2022
Full-year average oil production (Bopd)	195,000 to 205,000
Full-year average natural gas production (Mcfpd)	1,040,000 to 1,140,000
Capital expenditures budget	$2.3 billion

Full-Year Operating Expenses:
Production expense per Boe	$3.50 to $4.00
Production tax (% of net oil & gas revenue)	7.5% to 8.0%
Cash G&A expense per Boe(1)	$1.20 to $1.40
Non-cash equity compensation per Boe	$0.50 to $0.60
DD&A per Boe	$14.00 to $16.00

Average Price Differentials:
NYMEX WTI crude oil (per barrel of oil)	($3.00) to ($4.00)
Henry Hub natural gas(2) (per Mcf)	+$0.10 to +$0.75

1.

Cash G&A is a non-GAAP measure and excludes the range of values shown for non-cash equity compensation per Boe in the item appearing immediately below. Guidance for total G&A (cash and non-cash) is a projected range of $1.70 to $2.00 per Boe.

2.	Includes natural gas liquids production in differential range.

2022 Capital Expenditures

The following table provides the breakout of budgeted capital expenditures:

($ in Millions)	Bakken D&C	Anadarko D&C	Powder River D&C	Permian D&C	Leasehold, Facilities, Other(1)
Capex	$800	$400	$200	$400	$500

1. Includes $23 million of minerals royalty acquisitions attributable to Continental. Excludes $91 million of minerals acquisitions attributable to Franco-Nevada.

2022 Operational Detail

The following table provides additional operational detail for wells expected to have first production in 2022:

Asset	Average Rigs	Gross Operated Wells	Net Operated Wells	Total Net Wells(1)

Bakken	6.5	153	95	116

Anadarko	6.5	55	36	41

Powder River	2	30	20	20

Permian	4	46	45	46

Total	19	284	196	223

1.	Represents projected net operated and non-operated wells with first production.